Exhibit 10.2

                                    AMENDMENT


WHEREAS, NewMarket Technology, Inc. ("NMKT") entered into an agreement (the "Agreement") dated February 28, 2005 for the sale of a 51 percent interest in Digital Computer Integration Corporation ("DCI") to Defense Technology Systems, Inc. ("DFTS"), and

WHEREAS, it has come the parties attention that information to be included on certain scehdules to the Agreement were inadvertantly omitted, and

WHEREAS, NMKT wishes to reaffirm its obligations under the Agreement, including the revised schedules, a copy of which are attached hereto,

NOW THEREFORE NMKT hereby acknowledges receipt of the revised Schedules 3.5 and
3.6.3 to the Agreement and hereby reacknowledges, reaffirms and agrees to the revisions set forth on the attached schedules and the Agreement as herein revised is hereby fully adopted and NMKT agrees to be bound by the terms of the said Agreement to the same extent as if the new schedules had been included in the original Agreement at the time of its execution.


Dated:    May 19, 2005              /s/ Philip Verges
                                    --------------------------------

                                    Philip Verges
                                    Chairman, NewMarket Technology